Exhibit 99.1
ELLINGTON CREDIT CONFIRMS APRIL 1 CONVERSION DATE
OLD GREENWICH, CONNECTICUT, March 20, 2025—Ellington Credit Company (NYSE: EARN) (the “Company”) announced today it has obtained all necessary approvals from its Board of Trustees and shareholders to convert to a Delaware-registered closed-end fund, effective April 1,2025 (the “Conversion”). Upon effectiveness of the Conversion, the Company intends to sell its remaining Agency MBS pools, acquire additional CLOs, and operate in compliance with the Investment Company Act of 1940.
Laurence Penn, Chief Executive Officer and President, stated: “We are excited to begin this new chapter as a closed-end fund, which we believe will enhance our ability to generate strong risk-adjusted returns and unlock additional value for shareholders. Given recent market volatility, our timing may prove advantageous, positioning us for a potentially attractive investment environment in the months ahead.”
Cautionary Statement Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to numerous risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from those stated or implied by our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in the default rates on corporate loans, our ability to borrow to finance our assets, changes in government regulations affecting our business, a deterioration in the market for collateralized loan obligations, our ability to convert to a closed-end fund/RIC, and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, as stated above, forward-looking statements are subject to numerous risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K, which can be accessed through the link to our SEC filings under "For Investors" on our website (at www.ellingtoncredit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.

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